UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2006

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Tajvinder S. Bindra Employment Agreement

On October 25, 2006, New Century Financial Corporation (the "Company") entered into an Employment Agreement (the "Bindra Employment Agreement") with Tajvinder (Taj) S. Bindra, pursuant to which Mr. Bindra will become employed by the Company as an Executive Vice President on November 6, 2006 and, on November 15, 2006, will also become the Company’s Chief Financial Officer. A copy of the Bindra Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference. Subject to certain termination provisions, the Bindra Employment Agreement provides for an initial term of employment extending until December 31, 2009, provided that the term will automatically be extended for an additional 1-year period on each December 31 unless either party gives written notice of its intent not to extend the term.

The Bindra Employment Agreement provides for Mr. Bindra to receive (i) base salary at the annual rate of $500,000, (ii) an annual incentive bonus opportunity with a target value equal to 250% of base salary based on the achievement of performance criteria to be established by the Compensation Committee of the Company’s Board of Directors and/or the Company’s Chief Executive Officer (for 2007, the value of the incentive bonus will be equal to at least 200% of base salary, regardless of performance), (iii) annual long-term incentive awards (beginning in 2007) with an approximate aggregate value at the time of grant equal to 250% of base salary, (iv) a sign-on equity award consisting of 15,000 restricted stock units each representing the right to receive one share of the Company’s common stock if the applicable vesting requirements are satisfied and (v) reimbursement of certain relocation expenses. Mr. Bindra will be entitled to participate in the Company’s other benefit plans on terms consistent with those generally applicable to the Company’s other senior executives, including the Company’s Change in Control Severance Policy.

If Mr. Bindra’s employment with the Company is terminated by the Company without "cause" or by Mr. Bindra for "good reason" (as such terms are defined in the Bindra Employment Agreement), or if the agreement is not renewed by the Company, subject to Mr. Bindra’s delivering a valid release of claims in favor of the Company, Mr. Bindra will be entitled to receive certain severance benefits, including cash payments equal to (i) two times base salary, plus (ii) the amount of the highest annual incentive bonus paid to Mr. Bindra for any one of the three calendar years preceding the year in which the termination occurs (or if the termination occurs before all quarterly incentive bonus payments for 2007 are made, his 2007 target annual incentive bonus) and (iii) a pro-rata portion of his annual incentive bonus for the year in which the termination occurs.

Mr. Bindra’s Employment Agreement entitles him to participate on Schedule A of the Company’s Change in Control Severance Policy, which policy provides Mr. Bindra with enhanced severance benefits, including a gross-up for taxes imposed under Section 280G and 4999 of the U.S. Internal Revenue Code of 1986, if his employment is terminated by the Company without "cause" or by Mr. Bindra for "good reason" (as such terms are defined in the Change in Control Severance Policy) in connection with an actual or potential change in control of the Company (as such terms are defined in the Change in Control Severance Policy).
The Bindra Employment Agreement includes certain protective covenants, including confidentiality provisions and, with respect to the period Mr. Bindra is employed by the Company and a period thereafter equal to the longer of (i) one year and (ii) any period when Mr. Bindra is receiving severance payments or continues to vest in equity awards, non-competition and non-solicitation covenants.

Patti M. Dodge Employment Agreement

On October 30, 2006, the Company entered into an Amended and Restated Employment Agreement (the "Dodge Employment Agreement") with Patti M. Dodge, pursuant to which Ms. Dodge will transition from her position as the Company’s Executive Vice President and Chief Financial Officer to become the Company’s Executive Vice President, Investor Relations effective as of November 15, 2006. A copy of the Dodge Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by this reference. Subject to certain termination provisions, the Dodge Employment Agreement provides for a term of employment extending until December 31, 2007, provided that the term will automatically be extended for an additional 1-year period on each December 31 unless either party gives written notice of its intent not to extend the term.

The Dodge Employment Agreement provides for Ms. Dodge to receive (i) base salary at the annual rate of $315,000, (ii) an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Company with a target value equal to 225% of base salary in 2006 and 175% of base salary in 2007 (and, if the term of the agreement is extended, equal to 150% of base salary in 2008 and 125% of base salary in 2009) and (iii) the right to participate in the Company’s long-term incentive compensation plan and receive equity awards determined by the Company in its discretion. Ms. Dodge will be entitled to participate in the Company’s other benefit plans on terms consistent with those generally applicable to the Company’s other similar executives, including the Company’s automobile reimbursement policy.

If Ms. Dodge’s employment with the Company is terminated by the Company without "cause" (as such term is defined in the Dodge Employment Agreement), subject to Ms. Dodge delivering a valid release of claims in favor of the Company, Ms. Dodge will be entitled to receive separation benefits equal to (i) her base salary as in effect for 2006 and (ii) one-half of her incentive bonus awarded for 2006. If, in connection with a change in control of the Company as defined in the Company’s Change in Control Severance Policy, Ms. Dodge’s employment is terminated by the Company without "cause" or by Ms. Dodge for "good reason" (as such terms are defined in the Dodge Employment Agreement) within eighteen months of such change in control, then Ms. Dodge will receive the severance benefits then payable to her under the Company’s Change in Control Severance Policy. However, Ms. Dodge may not receive severance benefits under both the Dodge Employment Agreement and the Company’s Change in Control Severance Policy, and the cash severance benefits then payable to Ms. Dodge under the Company’s Change in Control Severance Policy will not exceed the cash severance benefit described above that is payable if her employment is terminated by the Company without "cause."

The Dodge Employment Agreement requires Ms. Dodge to concurrently execute an agreement that provides for certain protective covenants, including confidentiality provisions and, with respect to the period Ms. Dodge is employed by the Company and a period thereafter equal to the longer of (i) one year and (ii) any period when Ms. Dodge is receiving severance payments, non-solicitation covenants.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As mentioned in Item 1.01 above, Tajvinder S. Bindra will begin employment as an Executive Vice President of the Company on November 6, 2006 and, on November 15, 2006, he will become the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Bindra served as an Executive Vice President of Washington Mutual, Inc. with responsibility over its mortgage banking finance, capital markets and servicing operations, a position he held from November 2004 until April 2006. Mr. Bindra was employed by J.P. Morgan Chase & Co. from May 1993 until November 2004, most recently serving as the Chief Financial Officer and Executive Vice President of Chase Home Finance. Mr. Bindra started at J.P. Morgan Chase & Co. after serving as a Senior Manager with Price Waterhouse. Mr. Bindra is currently 44 years old.

Mr. Bindra will be employed by the Company pursuant to the terms of the Bindra Employment Agreement described in Item 1.01 above.

As mentioned in Item 1.01 above, Patti M. Dodge will transition from her position as the Company’s Executive Vice President and Chief Financial Officer to become the Company’s Executive Vice President, Investor Relations effective as of November 15, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement, dated as of October 25, 2006, between New Century Financial Corporation and Tajvinder S. Bindra.

10.2 Amended and Restated Employment Agreement, dated as of October 30, 2006, between New Century Financial Corporation and Patti M. Dodge.

99.1 Press Release, dated October 31, 2006, issued by New Century Financial Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

October 31, 2006	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 25, 2006, between New Century Financial Corporation and Tajvinder S. Bindra.
10.2	Amended and Restated Employment Agreement, dated as of October 30, 2006, between New Century Financial Corporation and Patti M. Dodge.
99.1	Press Release, dated October 31, 2006, issued by New Century Financial Corporation.